UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2018

STANDARD AVB FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (412) 856-0363

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, Standard AVB Financial Corp. (the "Company") announced that it had appointed John Kline, age 53, as Executive Vice President and Chief Lending Officer of the Company and Standard Bank (the "Bank") effective September 28, 2018. Mr. Kline previously served as Senior Vice President, Market Executive, Commercial Banking Regional Manager for S&T Bank since 2013.  Mr. Kline has over 25 years of experience in credit and lending with multiple financial institutions.

In connection with the appointment, the Bank and Mr. Kline entered into a Change in Control Agreement dated September 28, 2018 (the "CIC Agreement").  The CIC Agreement provides that in the event of a change in control (as defined in the CIC Agreement), followed by Mr. Kline's termination of employment for a reason other than for cause (as defined in the CIC Agreement) or if Mr. Kline terminates voluntarily under specified circumstances that constitute a good reason (as defined in the CIC Agreement), Mr. Kline will receive an amount equal to two times the sum of Mr. Kline's annual base salary as of the date of termination of employment plus the highest bonus earned by Mr. Kline in any one of the three calendar years immediately preceding the year of termination of employment, payable in a lump sum within ten (10) days following the date of termination.  The Bank, or its successor, will also continue to pay the executive's medical, vision and dental coverage for eighteen (18) months.  The foregoing is a summary of the material terms of the CIC Agreement and is qualified in its entirety by reference to the CIC Agreement.  A copy of the CIC Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On September 26, 2018, the Company issued a news release regarding Mr. Kline's appointment. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished to the SEC and shall not be deemed "filed" for any purpose.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.     Description

        10.1             Change in Control Agreement by and between Standard Bank and John Kline, dated September 28, 2018

99.1  Press Release dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
DATE: September 28, 2018	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer